IDS Life of New York Flexible Portfolio Annuity Account (FPA-NY)
Registration No. 333-03867/811-07623

EXHIBIT INDEX

5.   Copy of the Annuity Application

9.   Opinion of counsel

10.  Consent of Independent Auditors

11.  Financial Statement Schedules

14.  Financial Data Schedules